                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Hooper Holmes, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              Hooper Holmes, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF HOOPER HOLMES, INC. APPEARS HERE]


                              HOOPER HOLMES, INC.
                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920



Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Hooper Holmes, Inc., to be held on Tuesday, May 27, 1997 at 11:00 a.m. local time, at the American Stock Exchange, 86 Trinity Place, New York, New York.

  The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting. There will also be a brief report on the current status of our business.

  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy in the envelope provided.

  On behalf of the Officers and Directors of Hooper Holmes, Inc., I wish to thank you for your interest in the Company and I hope that you will be able to attend our Meeting.



                                           For the Board of Directors,

                                           /s/ James M. McNamee
                                           ---------------------------
                                           James M. McNamee
                                           Chairman, President and Chief
                                           Executive Officer



April 24, 1997

                              HOOPER HOLMES, INC.
                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920
                               ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 27, 1997
                               ------------------


  NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Hooper Holmes, Inc., a New York corporation (the "Company"), will be held on Tuesday, May 27, 1997 at 11:00 a.m. local time, at the American Stock Exchange, 86 Trinity Place, New York, New York, for the following purposes:


   1.  To elect directors.

   2. To consider and act upon a proposal to approve the 1997 Director Option Plan.

   3.  To consider and act upon a proposal to approve the 1997 Stock Option
       Plan.

   4. To consider and act upon a proposal to approve the 1997 CEO Stock Option Agreement.

   5. To ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the 1997 fiscal year.

   6. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  Holders of record of the Company's common stock, par value $.04 per share (the "Common Stock"), as of the close of business on April 9, 1997, the record date fixed by the Board of Directors for such purpose (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/Robert William Jewett
                                            -----------------------------------
                                            Robert William Jewett
                                            Secretary

April 24, 1997

--------------------------------------------------------------------------------
Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.
--------------------------------------------------------------------------------

                              HOOPER HOLMES, INC.
                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                 INTRODUCTION

  The enclosed proxy is solicited by the Board of Directors of Hooper Holmes, Inc., (the "Company") for use at the Annual Meeting of Shareholders to be held on May 27, 1997.

  An Annual Report to Shareholders containing the financial statements for the fiscal year ended December 31, 1996 is enclosed herewith. This proxy statement and form of proxy were first sent to shareholders on or about the date stated in the accompanying Notice of Annual Meeting of Shareholders.

  Only shareholders of record as of the Record Date are entitled to vote at the meeting and any adjournments thereof. As of that date, 6,829,056 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by providing written notice to the Secretary of the Company or by submitting another proxy bearing a later date. In addition, shareholders attending the meeting may revoke their proxies at any time prior to the time such proxies are exercised.

  The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum. Abstentions and withhold-authority votes all count for the purpose of determining a quorum, but broker non-votes do not. Directors who receive a plurality of the votes cast at the meeting will be elected. The selection of auditors will be approved if a majority of the votes cast at the meeting are in favor. Votes cast for directors and auditors include votes for or against, but do not include broker non-votes, abstentions or withheld-authority votes.

  The 1997 Director Option Plan, the 1997 Stock Option Plan and the 1997 CEO Stock Option Agreement will be approved if a majority of all outstanding shares entitled to vote are cast in favor of approval. For this purpose, broker non-votes and abstentions have the same effect as a vote against.

  All properly executed proxies returned in time to be cast at the meeting, if no contrary instruction is indicated, will be voted FOR the election of all directors nominated herein, FOR approval of the 1997 Director Option Plan, FOR approval of the 1997 Stock Option Plan, FOR approval of the CEO Stock Option Agreement, and FOR the ratification of the auditors.

  The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration and at minimal cost. The Company has also retained the services of Corporate Investor Communications, Inc., Carlstadt, New Jersey, to solicit proxies on behalf of the Company. The fee to be paid by the Company for such services is not expected to exceed $7,500. The cost of soliciting the proxies will be borne by the Company.

                         ITEM 1--ELECTION OF DIRECTORS

  The Board of Directors consists of nine members divided into three classes of three members each. There are currently two vacancies on the Board, which were created by the death of Frederick D. King and the retirement of Anne King Sullivan in 1996. (Their terms were scheduled to expire at the 1999 Annual Meeting.) At each Annual Meeting of Shareholders, one class of directors is elected to serve for a three-year term or until their successors are elected and have qualified. The class of directors to be elected at this Annual Meeting will serve until the 2000 Annual Meeting.

  Any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual director or for all directors nominated will be voted FOR the election of the nominees named below. The Company knows of no reason why any such nominee should be unable to serve, but in the event that any nominee shall be unavailable or unable to serve as a director, the proxy holders will vote for substitute nominees in the exercise of their best judgment, but may not vote for more than three persons.

Nominees for Directors (Term expires 2000)

  The nominees for directors and further information with respect to each nominee are set forth below.

John E. Nolan, Jr.

 Mr. Nolan, age 69, is a partner in the law firm of Steptoe & Johnson, LLP, Washington, D.C. and has been engaged in the practice of law since 1956. He has been a director of the Company since 1971, and is a member of the Audit Committee and the Executive Committee. Mr. Nolan also serves on the Board of Directors of Iomega Corporation.

Elaine L. La Monica

  Dr. La Monica, Ed.D, J.D., age 52, is Professor of Education, Department of Organization and Leadership, Teachers College, Columbia University. She has been associated with Columbia University since 1981, and has maintained a private consulting practice in management for health care organizations since 1974. Dr. La Monica has been a director of the Company since 1989, and is a member of the Audit Committee and the Executive Compensation Committee.

Quentin J. Kennedy

  Mr. Kennedy, age 63, was Executive Vice President, Secretary, Treasurer and Director of Federal Paper Board Company in Montvale, New Jersey until his retirement on April 1, 1996. He had served in various executive positions with Federal Paper Board since 1960. Mr. Kennedy has been a director of the Company since 1991. He is a member of the Executive Committee and the Executive Compensation Committee.

Directors Continuing in Office

  The directors whose terms expire at the Annual Meetings in 1998 and 1999 and further information with respect to each continuing director are set forth below.

James M. McNamee

  Mr. McNamee, age 52, has served as Chairman of the Board of Directors of the Company since 1996 and as President and Chief Executive Officer of the Company since 1984. He has been an employee of the Company since 1968, an officer since 1979 and a director since 1984. Mr. McNamee is a member of the Executive Committee and the Nominating Committee. (Term expires at the Annual Meeting in 1998).

Kenneth R. Rossano

  Mr. Rossano, age 62, is Senior Vice President, Cassidy & Associates in Boston, Massachusetts. From 1991 to 1992, he was Vice President, Development, Massachusetts Higher Education Assistance Corporation in Boston, Massachusetts. He has been a director of the Company since 1967, and is a member of the Executive Committee and the Nominating Committee. Mr. Rossano is also a director of Psy-Ed Corporation and A+ America, Inc. (Term expires at the Annual Meeting in 1998).

G. Earle Wight

  Mr. Wight, age 63, has served as Senior Vice President of the Company since 1985 and has been a director of the Company since 1966. Mr. Wight is a member of the Nominating Committee. (Term expires at the Annual Meeting in 1998).

Benjamin A. Currier

  Mr. Currier, age 62, is Senior Vice President of Operations for Security Life of Denver Insurance Company in Denver, Colorado. Prior to joining Security Life in 1995, Mr. Currier was Vice President, Allstate Life Insurance Company since 1978. He has been a director of the Company since 1996, and is a member of the Audit Committee and the Executive Compensation Committee. (Term expires at the Annual Meeting in 1999).

Certain Relationships and Related Transactions

 Messrs. Wight and Rossano are brothers-in-law.

  On July 7, 1992 and September 23, 1993 the Company made loans to Mr. James M. McNamee, Chairman of the Board, President, CEO and a director, in the amount of $49,341 and $45,023 respectively, which were due and payable in 36 months from the date of the loan and subsequently extended 24 and 12 months, respectively, for the purpose of paying taxes due on stock compensation. The maximum amount outstanding in 1996 was $42,562. Interest is accrued at the rates of 4.8% and 3.6% respectively and interest and principal are being repaid through payroll deductions. As of March 31, 1997, $17,709 was outstanding.

  Mr. John E. Nolan, Jr., a director of the Company, is a partner in the law firm of Steptoe & Johnson, LLP, which performs legal services for the Company.

Compensation of Directors

  Each outside director of the Company will receive an annual fee of $12,000 in 1997 plus a $500 fee for each committee meeting attended. In the event that the shareholders approve the proposed 1997 Director Option Plan, each outside director will also receive stock options to purchase 25,000 shares of common stock pursuant to the Plan. Directors who are employees of the Company will not receive stock options pursuant to the Plan nor will they receive director fees. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

  In June, 1990, the Company entered into supplemental indemnity agreements with its executive officers and directors. The indemnity agreements require the Company to indemnify such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as an officer or director of the Company. If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

Committees of the Board

 The Board of Directors has an Audit Committee, an Executive Committee, a Nominating Committee and an Executive Compensation Committee.

  The Audit Committee acts as principal liaison between the Board of Directors and the independent auditors employed by the Company and reviews the annual financial statements and the Company's internal accounting systems and controls. The Committee also recommends to the Board of Directors the selection of independent auditors to be employed by the Company.

  The Executive Committee exercises the authority of the Board of Directors in certain corporate matters between meetings and exercises specific powers and authority as may from time to time be lawfully delegated to it by the Board of Directors.

  The Nominating Committee nominates individuals for election or reelection to the Board of Directors. It will consider nominations recommended by shareholders who submit written recommendations to the Nominating Committee in care of the Secretary of the Company.

  The Executive Compensation Committee, among other matters, annually reviews and determines the compensation of the Chief Executive Officer of the Company and, upon his recommendation, the compensation of the other elected officers and senior management of the Company and annually reviews and recommends to the Board of Directors the compensation and allowances for the Company's outside directors. The Committee also prepares a report to shareholders (enclosed in this Proxy Statement) which discusses the Company's compensation policies for the executive officers, the Committee's bases for determining the compensation of the Chief Executive Officer for the past fiscal year, and the relationship between compensation and the Company's performance for the past fiscal year. The Executive Compensation Committee also administers the 1987 Nonqualified Stock Option Plan, the 1992 Stock Option Plan and the 1994 Stock Option Plan, and determines the amount and terms of the options granted under the plans. The Committee also administers the 1993 Employee Stock Purchase Plan.

  The Board of Directors held four regular meetings and one special meeting during the fiscal year ended December 31, 1996. The Audit Committee met once, the Executive Committee met twice, the Executive Compensation Committee met three times, and the Nominating Committee met twice in 1996. All directors attended at least 75% of the total number of meetings of the Board of Directors and the committees to which they belong.

Compensation Committee Interlocks and Insider Participation

 For 1996, Mrs. Anne King Sullivan and Messrs. Quentin J. Kennedy and John E. Nolan, Jr. served on the Executive Compensation Committee. Mr. Nolan is a partner in the law firm of Steptoe & Johnson, LLP, which performs legal services for the Company.

Executive Officers

  Set forth below are the executive officers of the Company who are not Directors. Executive officers serve at the pleasure of the Board of Directors. Information is not included in this Proxy Statement for that portion of any period for which information is required during which any executive officer did not hold such position.

Robert William Jewett

  Mr. Jewett, age 44, has served as Senior Vice President and General Counsel of the Company since 1991 and as Secretary since 1983. He has been an employee of the Company since 1981.

Paul Kolacki

  Mr. Kolacki, age 54, has served as Executive Vice President and Chief Operating Officer of the Company's Portamedic Health Information Services Division since 1991, and has been an employee of the Company since 1964.

Fred Lash

  Mr. Lash, age 51, has served as Senior Vice President of the Company since 1993, as Chief Financial Officer since 1989 and as Treasurer since 1987.

Frank A. Stiner

  Mr. Stiner, age 63, has served as Vice President, Administrative Group of the Company since 1990 and has been an employee of the Company since 1959.

Stock Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of February 28, 1997, the beneficial ownership of the Company's issued and outstanding Common Stock (on the basis of 6,794,121 shares outstanding), including the stock ownership of each person who, to the Company's knowledge, owns over 5% of the Company's outstanding Common Stock, each of the directors of the Company, each executive officer named in the Summary Compensation Table which follows, and the directors and officers of the Company as a group, and the percentage which the shares owned constitute of the total shares outstanding.


                                     Amount & Nature          Percent of Class
                                      of Beneficial           (based on # of
     Name, Position & Address         Ownership of            shares outstanding
      of Beneficial Owners           Common Stock (1)             2/28/97)
------------------------------     --------------------      -------------------
The TCW Group, Inc.                    470,000 (2)                   6.91%
  865 South Figueroa Street
  Los Angeles, CA 90017
and
Robert Day
  200 Park Avenue, Suite 2200
  New York, NY 10166

Dimensional Fund Advisors, Inc.        400,050 (3)                   5.88%
    1299 Ocean Avenue
    Santa Monica, CA 90401

Mellon Bank Corporation                342,000 (4)                   5.03%
    One Mellon Bank Center
    Pittsburgh, PA 15258

Directors
---------

G. Earle Wight                         315,081 (5)                   4.63%
John E. Nolan, Jr.                       5,000                        .07%
Kenneth R. Rossano                     224,094 (6)                   3.29%
James M. McNamee                       221,633 (7)                   3.26%




                                          Amount & Nature     Percent of Class
                                           of Beneficial       (based on # of
     Name, Position & Address              Ownership of      shares outstanding
     of Beneficial Owners                 Common Stock (1)        2/28/97)
    --------------------------            ----------------   ------------------
Directors (Continued)
---------

Quentin J. Kennedy                            1,500                  .02%
Elaine L. La Monica                             600                  .01%
Benjamin A. Currier                           2,350                  .03%

Other Most Highly Paid
 Executive Officers
----------------------

Paul W. Kolacki                              38,837(8)               .57%
Fred Lash                                    36,342(9)               .53%
Robert William Jewett                        22,452(10)              .33%
All officers and directors
 as a group (11 total)                      880,546(11)            12.96%
----------------------

(1) Includes shares, if any, held by or for a spouse or minor children or as a trustee. Unless otherwise indicated, the director or 5% stockholder possesses sole investment and voting power in respect of these shares.

(2) The TWC Group, Inc. ("TWC"), a parent holding company, and Robert Day, an individual who may be deemed to control TWC, filed a joint statement on
     Schedule 13G dated February 12, 1997, disclosing that on December 31, 1996 they beneficially owned 470,000 shares of Common Stock of the Company, representing approximately 7% of the Common Stock. On the Schedule 13G, TWC and Robert Day certify that the shares of Common Stock were not acquired for the purpose of, and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such a purpose or effect.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, filed a statement on Schedule 13G dated February 5, 1997, disclosing that on December 31, 1996, it beneficially owned 400,050 shares of Common Stock of the Company, representing approximately 6% of the Common Stock. Such shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware Business Trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. In the Schedule 13G, Dimensional certifies that the shares of Common Stock were not acquired for the purpose of, and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such a purpose or effect.

(4) Mellon Bank Corporation ("Mellon"), a parent holding company, filed a statement on Schedule 13 dated February 12, 1997, disclosing that on December 31, 1996, it beneficially owned 342,000 shares of Common Stock of the Company, representing approximately 5% of the Common Stock. Such shares are held in portfolios of The Dreyfus Corporation, a registered investment advisor and a subsidiary of Mellon and Mellon Bank, N. A., a bank subsidiary of Mellon. In the Schedule 13G, Mellon certifies that the shares of Common Stock were not acquired for the purpose of, and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such a purpose or effect.

(5) Includes 189,843 shares held by the Lucille K. Wight Trust, of which Mr. Wight is trustee with sole voting and dispositive power, and 44,295 shares held by 874367 Ontario, Inc., a corporation of which Mr. Wight and his spouse Sonia are sole shareholders.

(6)  Includes 213,832 shares held by Mr. Rossano's spouse, Cynthia.

(7) Includes 61,151 shares held by Mr. McNamee and his spouse Patricia as joint tenants, 1,866 shares held by Mr. McNamee's spouse, Patricia, and 1,866 shares held by Mr. McNamee's spouse Patricia as custodian for Sean McNamee, their minor child. Also includes 156,750 shares currently issuable upon the exercise of options.

(8) Includes 400 shares held by Mr. Kolacki and his spouse, Sandra, as joint tenants. Also includes 37,500 shares currently issuable upon the exercise of options.

(9) Includes 300 shares held by Mr. Lash and his spouse, Suzanne, as joint tenants. Also includes 35,825 shares currently issuable upon the exercise of options.

(10) Includes 21,400 shares currently issuable upon the exercise of options.

(11) Includes shares owned individually by each officer and director in the group as well as shares indirectly owned by such persons as trustees of various trusts; however, where more than one officer or director is a trustee of the same trust, the total number of shares owned by such trust is counted only once in determining the amount owned by all officers and directors as a group. Also includes 264,050 shares currently issuable upon the exercise of options.

Compliance with Section 16(a)

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Based solely on a review of reports and written representations furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were complied with, except for one Form 4 reporting bona fide gifts which was filed late by Mr. James M. McNamee.

Compensation of Executive Officers

  The following table provides certain summary information concerning compensation paid or accrued for the last three complete fiscal years to or on behalf of the Company's Chief Executive Officer and the three other most highly paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1996.


                                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                        Annual Compensation            Long Term Compensation
                                                                       ----------------------
                                                                         Awards      Payouts
------------------------------------------------------------           ----------   ----------
                                                                       Securities
Name and                                                               Underlying     LTIP        All Other
Principal                                    Salary      Bonus          Options      Payouts    Compensation
Position                              Year   ($)(1)      ($)(2)            #           ($)          $(3)
-------------------------------------------------------------------------------------------------------------

James M. McNamee                      1996    276,500    82,625             0           -       63,244
Chairman, President and               1995    265,000    83,000        50,000           -       62,806
    Chief Executive Officer           1994    227,625    76,344        20,000           -       40,088

Paul W. Kolacki                       1996    172,500    75,000             0           -       44,135
Executive Vice President              1995    159,500    42,500        33,000           -       43,419
    and Chief Operating Officer       1994    141,979    40,000        12,000           -       17,287

Fred Lash                             1996    155,000    55,000             0           -       24,055
Senior Vice President,                1995    142,800    40,000        26,300           -       23,580
    Chief Financial Officer           1994    133,167    22,500        10,500           -       11,678
    and Treasurer

Robert William Jewett                 1996    127,006    17,500             0           -       13,598
Senior Vice President,                1995    120,800    15,000        15,200           -       12,673
    General Counsel and Secretary     1994    110,854     9,500         5,200           -        6,816
-----------------

(1)  Includes directors fees paid to Mr. McNamee.

(2) For Mr. McNamee, includes stock awards with a fair market value of $40,625, $48,000 and $41,344, in 1996, 1995 and 1994 respectively. Perquisites fall below the thresholds required for disclosure and, accordingly, have been omitted.

(3)  The amounts disclosed in this column include:

      (a) Company contributions of the following amounts in 1996, 1995, and 1994 respectively, under the Company's Salary Reduction Plan, a defined contribution plan, on behalf of Mr. McNamee ($2,792, $2,354 and $1,309), Mr. Kolacki ($2,665, $1,949 and $1,309), Mr. Lash ($2,325,
          $1,850 and $1,309) and Mr. Jewett ($1,855, $930 and $1,155).

      (b) Payment by the Company in 1996, 1995 and 1994 respectively of premiums on whole-life insurance policies in the following annual amounts for Mr. McNamee ($55,877, $55,877 and $34,204), Mr. Kolacki ($41,470,
          $41,470 and $15,978), Mr. Lash ($21,730, $21,730 and $10,369) and Mr.
          Jewett ($11,743, $11,743 and $5,661).

      (c) Payment by the Company in 1996, 1995 and 1994 respectively of premiums on a disability insurance policy for Mr. McNamee of $4,575, $4,575 and $3,050.

Option Grants in Last Fiscal Year

 No Stock Options were granted in 1996.



Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table provides certain information on options exercised in 1996 and the value of certain unexercised options at December 31, 1996.




   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
-----------------------------------------------------------------------------


                                                                                      Value of
                                                                  Number of          Unexercised
                                                                 Unexercised         In-the-Money
                                                                  Options at          Options at
                                                                 FY-End (#)(2)       FY-End ($)(3)
                            Shares
                           Acquired            Value             Exercisable/        Exercisable/
Name                      on Exercise         Realized($)(1)     Unexercisable       Unexercisable
---------------------------------------------------------------------------------------------------

James M. McNamee                0              $     0            134,875/105,625    772,578/684,984

Paul W. Kolacki             3,375              $26,156              27,187/55,063    102,427/401,942

Fred Lash                   6,750              $66,969              27,562/48,488    100,454/334,570

Robert William Jewett       5,250              $45,956              16,300/26,100     63,721/188,639

---------------------

(1) Amount represents the difference between the exercise price and the fair market value on the date of exercise, multiplied by the number of options exercised.

(2) Includes the effect of a three for two stock split of the Company's Common Stock in 1992.

(3) Amount represents the difference between the exercise price and the fair market value on December 31, 1996 ($17.375), multiplied by the number of options unexercised.

Report of the Executive Compensation Committee

     The report of the Executive Compensation Committee below shall not be deemed to be filed under, or incorporated by reference into any filing under, the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

  The Executive Compensation Committee of the Board for 1996 was comprised of three directors who are not present or former employees of the Company. The Committee establishes compensation policies for the CEO and other executive officers and administers the Company's programs for cash compensation and stock awards, bonuses and options.

  Essentially, the Committee believes that executive compensation should be largely determined by management's performance in the shareholders' interests. This usually means earnings. Sustained growth in earnings will ultimately be reflected in increased shareholder value and positioning the Company for future growth in revenues and earnings is an important management function.

  The Committee believes that employee stock ownership effectively aligns employees with the interests of stockholders and looks to stock options to provide an opportunity for employee stock ownership. The Committee further believes that compensation is important to attract talented individuals to the Company, to retain them and to provide incentive.

  Compensation includes salary, cash bonuses and stock options. In addition, the CEO is entitled to stock awards and stock bonuses (or cash payments in lieu of stock awards or stock bonuses) under the CEO Plan that has been in effect. Each year the Committee reviews and determines the compensation of the CEO and, with the advice and recommendations of the CEO, the compensation of other executive officers. In furtherance of the Company's policy to provide incentives and to reward performance, compensation is based on specific criteria developed through the company's experience, including attainment of revenue and expense objectives, planning and organizational development and personal leadership. The weight accorded each of these factors is within the Committee's discretion and may depend on the Company's performance during the year.

  In recent years, the CEO's compensation was determined under a Plan that provided for relatively modest salary increases plus stock awards and bonuses or cash in lieu of such stock awards and bonuses. For 1995, an exceptional year because management's efforts were concentrated on sale of the Nurse's House Call Division and acquisition of ASB Meditest, the CEO's compensation was determined under principles developed in prior years which recognized the CEO's success in completing the sale and acquisition in the face of adverse circumstances.

  For 1996, Mr. McNamee was awarded a cash bonus of $42,000, compared to the $35,000 bonus he received for both 1995 and 1994. Stock awards for the CEO have been based on continuing satisfactory performance measured against management objectives established by the Board. These objectives include corporate growth and development, profitability, total return to shareholders and management team development. For 1996, the CEO received a stock award of 2,500 shares, as compared with 6,000 shares awarded for 1995. Stock bonuses for the CEO are based on sustained increases in earnings per share. No stock bonus was awarded to the CEO for the past three years.

  The Committee continues to regard stock options as an important feature of incentive compensation. In January, 1997, the 1997 Executive Compensation Committee awarded the CEO an option on 40,000 shares. He had received options on 50,000 shares in 1995 and 20,000 shares in 1994.

  For 1996 through 1998 the Committee developed a CEO Compensation Plan continuing the stock awards and stock bonuses that were features of the earlier Plan. In addition, the 1996-98 Plan, in order to provide incentive for the company to achieve earnings and share price goals over the life of the Plan, provides for a special 100,000 share option for the CEO. This option is a variation of the Company's regular options that become exercisable 20% during the first year and for an additional 20% each of the next four years. It provides, however, that the entire 100,000 share option may be immediately exercised if the Company's earnings exceed $1.40 a share for 1998 and the stock price is at or above $30 per share for any period of thirty consecutive days in the first six months of 1999. The option price is $17.125 per share, fair market value on April 9, 1997, the date the option was approved by the 1997 Executive Compensation Committee and the Board. This option is submitted for shareholder approval at the 1997 annual meeting.

  Also submitted for shareholder approval are a Director Stock Option Plan providing for a one-time stock option award of 25,000 shares for each current and future non-employee director and a Management Stock Option Plan for 300,000 shares to replace a similar plan authorized in 1994. These plans also provide that the options awarded may be exercised 20% during the first year and for an additional 20% each year for the next four years and are described more fully elsewhere in this Proxy.

  Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to certain executive officers. Compensation that qualifies as performance-based compensation for purposes of this section is not subject to the $1 million deduction limitation. The Executive Compensation Committee will continue to evaluate this provision but presently intends to qualify compensation as performance-based to the extent feasible and in the best interest of the Company.


                                     EXECUTIVE COMPENSATION COMMITTEE



                                     Quentin J. Kennedy
                                     Anne King Sullivan
                                     John E. Nolan, Jr., Chairman

Stock Price Performance Graph

  The Stock Price Performance Graph below shall not be deemed to be filed under, or incorporated by reference into any filing under, the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Graph by reference.

  The following graph compares the cumulative total shareholder return (assuming dividends are reinvested) on the Company's Common Stock for the last five years with the cumulative total return (assuming dividends are reinvested) of the Standard & Poor's 500 Stock Index and a peer group index consisting of the Mediq Inc. and Policy Management Systems Inc. The peer group was changed in 1995 due to the sale of the Company's health care business and due to the fact that Olsten no longer has its health information component. In preparing the peer group index, the returns of each component issuer in the group were weighted according to its stock market capitalization. The shareholder return shown on this graph is not necessarily indicative of future performance.

                             [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
            AMONG HOOPER HOLMES INC., S&P 500 INDEX AND PEER GROUP

Measurement Peroid        Hooper Holmes,       S&P 500           Peer Group
(Fiscal year covered)     Inc.                 Index             Index
---------------------     --------------       --------------    --------------

BASE                      $       100.00       $       100.00    $       100.00
FYE 1992                  $       108.17       $       107.62    $       126.32
FYE 1993                  $        83.47       $       118.46    $        49.49
FYE 1994                  $        47.23       $       120.03    $        65.24
FYE 1995                  $        59.48       $       165.13    $        73.87
FYE 1996                  $       127.82       $       203.05    $        74.51

ASSUMES $100 INVESTED ON DEC. 31, 1991
ASSUMES DIVIDEND REINVEST
FISCAL YEAR ENDING DEC. 31, 1996

Employment Contracts and Change-in-Control Arrangements

  In 1990, the Company entered into an employee retention agreement, as amended (the "Agreement") with Mr. McNamee entitling him to certain benefits if his employment is terminated within two years of a "change of control", as defined in the Agreement. Following a change of control, Mr. McNamee is entitled to retain the same position, duties and compensation as he had prior to the change of control for a period of two years after the date of the change of control. After a change in control has occurred, if Mr. McNamee's employment is terminated by the Company or by Mr. McNamee within two years of the date of the change of control (other than as a result of his death, disability or for cause, as defined in the Agreement), Mr. McNamee is entitled to receive a lump sum payment in cash equal to the aggregate of (a) to the extent unpaid, his highest base salary through the date of termination (as defined in the Agreement), (b) a pro rata portion of his recent bonus (as defined in the Agreement, generally to be the highest annual guaranteed bonus to which he was entitled during the last two full fiscal years prior to the date of the change of control), (c) twice the sum of his highest base salary and recent bonus, and (d) all amounts of compensation previously deferred (with accrued interest thereon) and unpaid and any accrued vacation pay not yet paid by the Company. In addition, he will be entitled to receive during the two year period after the change of control, all benefits payable to him (or his family) under welfare benefit programs (such as medical, dental, disability and life insurance programs) equivalent to those most favorable immediately preceding the date of the change of control. In the event that Mr. McNamee would be subject to an excise tax, then he should be entitled to receive an additional payment such that after Mr. McNamee pays such excise taxes, including any excise tax imposed on any portion of such additional payment, Mr. McNamee will retain additional payments equal to the excise taxes imposed.

  In 1996, the Company entered into employee retention agreements ("Agreement") with the Executive Officers of the Company (exclusive of Mr. McNamee), entitling them to certain benefits if their employment is terminated within two years of a change in control, as defined in the Agreement. Following a change in control, each Executive Officer is entitled to retain the same position, duties and compensation as he had prior to the change of control for a period of two years after the date of the change in control. After a change in control has occurred, if the Executive Officer's employment is terminated by the Company or by the Executive Officer within two years of the date of the change in control (other than as a result of his death, disability or for cause as defined in the Agreement), the Executive Officer is entitled to receive a lump sum payment in cash equal to the aggregate of (a) to the extent unpaid, his highest base salary through the date of termination (as defined in the Agreement) (c) twice the sum of his highest base salary and recent bonus, and (d) all amounts of compensation previously deferred (with accrued interest thereon) and unpaid and any accrued vacation pay not yet paid by the Company. In addition, the Executive Officer will be entitled to receive during the two year period after the change in control, all benefits payable to him (or his family) under welfare benefit programs (such as medical, dental, disability and life insurance programs) equivalent to those most favorable immediately preceding the date of the change in control. In the event that the Executive Officer would be subject to an excise tax, then he should be entitled to receive an additional payment such that after the Executive Officer pays such excise taxes, excluding any excise tax imposed on any portion of such additional payment, he will retain additional payments equal to the excise taxes imposed.

         ITEM 2--PROPOSAL FOR APPROVAL OF THE 1997 DIRECTOR OPTION PLAN

  On March 20, 1997, the Board of Directors adopted, subject to shareholder approval, the Company's 1997 Director Stock Option Plan (the "1997 Director Plan"). The purpose of the 1997 Director Plan is to encourage ownership of stock of the Company by non-employee directors whose continued services are essential to the Company's future progress, and to provide them with an incentive to continue as directors of the Company. The Board of Directors believes that the 1997 Director Plan will help the Company to attract and retain qualified non-employee directors and will provide further incentive to directors as a result of their equity interest in the Company.

Summary of the 1997 Director Plan

  A total of up to one hundred fifty thousand (150,000) shares of Common Stock may be issued upon the exercise of options granted under the 1997 Director Plan. Any shares subject to options granted pursuant to the 1997 Director Plan which terminate or expire unexercised will be available for future grants under the plan. Only directors who are not employees of the Company or any subsidiary corporation will be eligible to receive options under the 1997 Director Plan. All options granted under the 1997 Director Plan will be nonstatutory stock options, not entitled to the tax treatment provided for under Section 422 of the Internal Revenue Code.

  If the 1997 Director Plan is approved by the Company's shareholders, each current non-employee director on the Board of Directors, as well as those who first become non-employee directors from and after the date of the adoption of this Plan, will be granted an option to purchase twenty-five thousand (25,000) shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the American Stock Exchange on the date of the grant of such option. On March 20, 1997, the fair market value of the Common Stock, based on the last reported sales price of the Common Stock on the American Stock Exchange on such date, was $16.875 per share. The Company currently has 5 non-employee directors (which number may change in the future).

  Each option will become exercisable (or "vest") on a cumulative basis in five equal annual installments of five thousand (5,000) shares beginning on the first anniversary of the date of grant, provided the optionee continues to serve as a director on such dates. In the event of a merger, reorganization or sale of the Company's assets, the options may be terminated following notice to the holder, or may be assumed by a surviving entity, if any. Unexercised options expire ten years after the date of grant. Options will not be transferable or assignable other than, upon the death of the optionee, to a representative specified by the optionee in writing to the Company within the term of the option.

  The Board of Directors may suspend or discontinue the 1997 Director Plan or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company, no amendment may (i) change the number of shares subject to the 1997 Director Plan, (ii) change the designation of directors eligible to receive options under the 1997 director Plan or (iii) materially increase the benefits accruing to participants in the 1997 Director Plan. Also, the Board may not amend the provisions regarding the directors eligible to receive options more than once in six months, except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

Federal Income Tax Consequences

  No taxable income is recognized by the optionee upon the grant of an option granted under the 1997 Director Plan. Generally, the optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997
DIRECTOR PLAN.


          ITEM 3--PROPOSAL FOR APPROVAL OF THE 1997 STOCK OPTION PLAN

  The Executive Compensation Committee recommended that the Company establish a new stock option plan and the Board approved resolutions adopting the Hooper Holmes, Inc. 1997 Stock Option Plan (the "1997 Plan"), subject to approval by the Company's shareholders. The purpose of the 1997 Plan is to reward key managers for their best efforts on behalf of the Company, to induce such employees to remain in the employ of the Company, to attract talented individuals to join the Company, to motivate such employees to exert their best efforts on behalf of the Company, and to encourage such employees to secure or increase their stock ownership in the Company.

General

  The 1997 Plan provides for the grant of stock options and/or stock appreciation rights as incentives and rewards to key managers for their efforts on behalf of the Company. The maximum number of shares of Common Stock of the Company that may be issued under the 1997 Plan is three hundred thousand (300,000) shares, subject to proportionate adjustment to prevent substantial dilution or enlargement of rights in the event that a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares, or any similar change affects the Common Stock. In such events, shares subject to outstanding options and stock appreciation rights (and the price per share of such shares) also will be proportionately adjusted. The aggregate number of shares of Common Stock subject to options or stock appreciation rights that may be granted to any individual during any calendar year will not exceed 100,000. No option or stock appreciation right may be granted under the 1997 Plan after the expiration of ten (10) years from the date the 1997 Plan was adopted by the Board. On April 15, 1997 the closing price of the Company's Common Stock was $16.50 per share.

Administration

  The 1997 Plan will be administered by the Executive Compensation Committee of the Board of Directors (or other committee that satisfies the requirements for non-employee directors set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) (the "Committee"). The Committee, after consultation with the Company's Chief Executive Officer, will determine, among other matters, (1) the individuals who qualify as key managers for eligibility,
(2) the type of grant, if any, each key manager will receive, (3) the number of shares subject to each option and/or stock appreciation right, (4) the time and manner of exercise, and (5) the duration of the exercise period. The Committee also will have the authority to interpret the 1997 Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for its administration, and make such other determinations under, and interpretations of, the 1997 Plan, and take such other action, as it deems necessary or advisable.

Eligibility

  Present and future key managers of the Company (or its subsidiaries) are eligible to receive awards under the 1997 Plan. After consultation with the Company's Chief Executive Officer, the Committee will have the authority to determine who is a key manager. Currently, approximately 30 employees would be eligible to participate in the 1997 Plan.

  Upon notice to a key manager of the Committee's decision to grant an option and/or stock appreciation right to him/her, that employee will receive the option and/or stock appreciation right granted only if the employee enters into an Option or Stock Appreciation Right Agreement within thirty (30) days after receiving the notice. The employee must agree in the Option or Stock Appreciation Right Agreement to remain in the employ of the Company for a period of twenty-four (24) months from the date of the grant (or earlier retirement), and unless otherwise provided, the employee may not exercise the options and/or stock appreciation rights until after such period, or until the employee's earlier retirement, death, total disability or an actual or threatened change in control of the Company. Options and stock appreciation rights may be transferable.

Terms and Conditions of Grants of Options

  The Committee will designate whether an option is an incentive stock option (and therefore subject to certain specific limitations necessary to receive tax treatment as such under the Internal Revenue Code of 1986, as amended (the "Code")) or a nonqualified stock option, the exercise date or dates of the option, and the option period. The purchase price of shares subject to an incentive stock option or nonqualified stock option, will be no less than 100% (110% in the case of incentive stock options granted to holders of more than 10% of the Company's voting stock) of the fair market value of a share of Common Stock on the grant date. The option price of the shares must be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Common Stock equal in fair market value to the option price, whether previously owned or a portion of the shares being acquired upon exercise. The option period, including any extensions that may be granted in the Committee's discretion, may not exceed ten (10) years from the date of the grant (or five years in the case of incentive stock options granted to holders of more than 10% of the Company s voting stock). Options not yet fully vested will become vested and exercisable in full in the event of death, total disability, or retirement of the participant or if there is an actual or threatened change in control of the Company. Under the 1997 Plan, an employee's death, total disability, retirement or termination of employment for any other reason may result in a reduction of the option period initially established by the Committee.

  The Committee may also provide for the automatic grant of a new option (a "Reload option") and may designate it as an incentive stock option or a nonqualified stock option. The Reload option may be granted automatically to a participant when he exercises an option, in whole or in part, by surrendering previously acquired shares of Common Stock or a portion of the shares being acquired upon exercise of the option. Any such Reload option will be for the number of shares delivered upon the employee's exercise of an option, will be exercisable only in the event shares purchased upon exercise of the original option are held for the holding period specified in the Option Agreement, and will terminate in the event such shares are sold prior to the expiration of the holding period. The purchase price of shares subject to each Reload option will be no less than the fair market value on the date of the Reload option grant.

  The Board or the Committee may authorize financial assistance for the purpose of providing funds for the purchase of Common Stock pursuant to the exercise of an option granted under the 1997 Plan, however, the amount of financial assistance may not exceed ninety percent (90%) of the purchase price. The recipient of the financial assistance must provide a negotiable promissory note for the amount, payable to the Company or its order, of not more than five years in term, with an interest rate to be fixed by the

Committee of not less than the applicable federal rate (as defined in the Code), and must pledge the shares purchased as security.

Terms and Conditions of Stock Appreciation Rights

  The Committee may grant stock appreciation rights covering the same shares (or a lesser number of shares) of Common Stock that are covered by an option or shares that are not covered by an option. A stock appreciation right that is related to an option (in which case the exercise of one automatically cancels the right to exercise all or a portion of the other) generally will be subject to the same terms and conditions as the related option and will entitle the holder to surrender the related unexercised option and to receive an amount equal to the excess of the fair market value of one share of Common Stock on the exercise date over the option price times the number of shares covered by the surrendered option. A stock appreciation right granted independently of any option will be exercisable at such times and under circumstances as determined by the Committee, however, it shall be exercisable no later than ten (10) years after the date of the grant. A stock appreciation right granted independently will entitle the holder to receive an amount equal to the excess of the fair market value of one share of Common Stock on the exercise date over the price per share stated in the stock appreciation right (which price will be no less than 100% of the fair market value of a share of Common Stock on the grant date) times the number of shares covered by the stock appreciation right. The Committee will determine at the time of the grant whether payment upon exercise will be made in cash, in shares of Common Stock, or partly in cash and partly in shares. After consultation with the Company's Chief Executive Officer, the Committee may approve or deny a request to exercise a stock appreciation right.

Amendment and Termination

  The Board may amend the 1997 Plan as it may deem advisable, provided, however, that no amendment will be effective without prior shareholder approval if the amendment would (a) materially increase the number of securities which may be issued under the 1997 Plan to Insider Participants; or (b) materially modify the requirements as to eligibility for participation in the 1997 Plan to add a class of Insider Participants. Certain other amendments may also require shareholder approval. The Board may terminate the 1997 Plan at any time. No amendment or termination of the 1997 Plan will alter or impair any rights or obligations under any option or stock appreciation right previously granted without the participant's consent.

1997 Plan Benefits

  Because grants under the 1997 Plan are entirely discretionary, the Company cannot determine the number of options and/or stock appreciation rights that will be granted to participants in the future or that would have been granted to participants in 1996 if the 1997 Plan had been in effect.

Federal Income Tax Treatment of Awards

  Nonqualified Stock Options and Stock Appreciation Rights: A recipient will not realize taxable income at the time a nonqualified stock option or stock appreciation right is granted and no deduction will be allowed for the Company at that time. Upon exercise, the recipient will generally realize ordinary income (i) in the case of the exercise of a nonqualified stock option, in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option price, and (ii) in the case of the exercise of a stock appreciation right, in an amount equal to the cash or the fair market value of the shares received pursuant to the exercise. Tax withholding is required on such income or the Company must otherwise ensure that the amount of required withholding is remitted by the recipient to the Company. The Company normally will be entitled to a deduction at the same time and in the same amount as the employee is considered to have realized as ordinary income in connection with the exercise.

  If an Optionee exercises a nonqualified stock option by surrendering Common Stock already owned by the optionee with a fair market value equal to all or a portion of the exercise price, the optionee will not recognize any gain or loss upon the surrender of already-owned shares of Common Stock for an equal number of new shares of Common Stock. The basis and holding period of the old shares is carried over to an equal number of new shares.

  Section 83(c)(3) of the Internal Revenue Code provides that a recipient who is subject to potential liability under Section 16(b) will recognize income on the exercise date in accordance with the rules described above, if the option or stock appreciation right was issued at least six months before such date. However, an argument can be made, based upon the Code and regulations, that if an Insider Participant has made, or could make, other purchases of Company stock within six months before or after the exercise date of a nonqualified stock option or a stock appreciation right that is exercisable for cash or Common Stock, taxation will be deferred until six months after the exercise date, unless the recipient has made a timely election under Section 83(b) of the Code to be taxed as of the date of exercise. At the time the recipient recognizes ordinary income, the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the recipient, subject to proper withholding.

  Upon the sale of stock acquired upon the exercise of a nonqualified stock option or stock appreciation right, the seller will realize a capital gain or loss equal to the difference between the amount realized on such disposition and the employee's basis for the shares. The employee's basis will equal the fair market value of the shares acquired upon the exercise as of the date such shares were includible in income, unless such shares were acquired with previously owned shares. In such event the employee's basis will equal the basis of an equal number of the previously owned shares.

  Incentive Stock Options: An optionee will not realize taxable income at the time an incentive stock option is granted or exercised, however, if an incentive stock option is exercised more than three months following the optionee's termination of employment for any reason except death or disability (a disqualifying exercise), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. If an optionee exercises an incentive stock option by surrendering Common Stock, the same results as discussed above with respect to nonqualified stock options will apply.

  When Common Stock covered by an incentive stock option is sold, the optionee will be taxed on the difference between the sale price and the original option price. If the optionee has held the stock for at least one year after exercise of the incentive stock option and two years after the date the incentive stock option was granted, the gain, if any, will be treated as capital gains. If an optionee sells stock covered by an incentive stock option in a disqualifying disposition, i.e., within one year after the exercise of the incentive stock option or within two years after the grant of the incentive stock option, the optionee will recognize ordinary income in the year of the disposition on the difference between the option price and the lesser of the fair market value of the stock on the date of exercise and the sale price of the stock. The optionee's basis in the shares sold is the amount recognized as ordinary income upon the exercise of an incentive stock option added to the option exercise price.

  The Company generally is not entitled to a deduction as a result of the grant or exercise of an incentive stock option. However, if the optionee recognizes ordinary income as a result of a disqualifying exercise or disposition, the Company is entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disqualifying disposition or exercise occurs.

Code Section 162(m)

  Effective January 1, 1994, Section 162(m) of the Code generally limits to $1 million per individual per year the corporate deduction for compensation paid to the Company's Chief Executive Officer and certain other officers of the Company whose compensation is required to be reported in the Summary Compensation Table. Under Section 162(m) of the Code, compensation attributable to options and stock appreciation rights that satisfy certain criteria is considered performance-based compensation and as such is excluded from the compensation taken into account for purposes of the $1 million compensation deduction limitation. The requirements for performance-based compensation, as applied to options and stock appreciation rights, include disclosure to shareholders of the class of employees who are eligible to receive such compensation, the maximum number of shares for which grants may be made to any employee and the exercise price of the grants. As set forth above, grants may be made under the 1997 Plan to key managers, the aggregate number of shares subject to options or stock appreciation rights granted to any participant in any calendar year will not exceed 100,000 and the exercise price for such grants must be no less than 100% of the fair market value of a share of Common Stock on the grant date. The options and stock appreciation rights granted under the 1997 Plan also are intended to satisfy the other requirements for performance-based compensation under Section 162(m) of the Code and, accordingly, the Company expects to be entitled to a deduction for any ordinary income that is realized by any employee with respect to options and stock appreciation rights granted under the 1997 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 PLAN.


     ITEM 4--PROPOSAL FOR APPROVAL OF THE 1997 CEO STOCK OPTION AGREEMENT

  The Executive Compensation Committee firmly believes that chief executive officer compensation should be closely aligned with the enhancement of shareholder value. Perhaps the most easily recognized element of this alignment is stock ownership -- an increase in the price of the Company's shares benefits all stockholders including executive officer shareholders. Accordingly, an effective mechanism for both compensating and incentivising the Chief Executive Officer is granting stock options, the value of which is directly related to the price of the Company's shares. To that end, the 1997 Executive Compensation Committee has approved the 1997 CEO Stock Option Agreement (the "CEO Option"), which provides for the grant of a 10 year option to the Chief Executive Officer, to purchase 100,000 shares of the Company's common stock at $17.125 per share. The option is exercisable for 20,000 shares during the first year and for an additional 20,000 shares during each of the second through the fifth years.

  To more sharply focus management's attention on enhancing shareholder value during 1997 and 1998, the CEO Option will become immediately exercisable as to the entire 100,000 shares if two conditions are met: (a) the Company's earnings per share are at least $1.40 for the year ending December 31, 1998, and (b) the Company's closing stock price is at least $30 per share for any 30 day period during the six months ending June 30, 1999. The Board of Directors believes that the 1997 CEO Stock Option Agreement has been carefully structured to focus the CEO's and the Company's attention on enhancing shareholder value without putting undue emphasis on the Company's short term operating results. A copy of the 1997 CEO Stock Option Agreement is attached to the proxy statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1997 CEO STOCK OPTION AGREEMENT.


                 ITEM 5--RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 1997, subject to ratification by the shareholders. This firm (and its predecessor, KMG Main Hurdman) has served as the Company's auditors since 1980.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

  If the appointment is not approved, the Board will select other independent accountants. It is expected that a member of the firm of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Shareholder Proposals for the 1998 Annual Meeting

  Proposals of shareholder intended for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 1998, must be received at the Company's executive offices not later than December 25, 1997. Proponents should submit their proposals by Certified Mail--Return Receipt Requested.

Solicitation of Proxies

  The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration and at minimal cost. The Company has also retained the services of Corporate Investor Communications, Inc., Carlstadt, New Jersey, to solicit proxies on behalf of the Company. The fee to be paid by the Company for such services is not expected to exceed $7,500. The cost of soliciting the proxies will be borne by the Company.


                                     BY ORDER OF THE BOARD OF DIRECTORS
                                     HOOPER HOLMES, INC.


                                     /s/ Robert William Jewett
                                     ----------------------------------
                                     Robert William Jewett
                                     Secretary

April 24, 1997

                           CEO STOCK OPTION AGREEMENT
                           --------------------------

  This CEO Stock Option Agreement, made effective as of April 9, 1997, by and between Hooper Holmes, Inc., a New York corporation (the "Company") and James M. McNamee ("Optionee").

  WHEREAS, Optionee is employed by the Company as its Chairman, President and Chief Executive Officer.

     NOW THEREFORE, in consideration of the previously canceled 1996 CEO Stock Option and of the premises and of the covenants and agreements herein set forth, the parties hereto mutually covenant and agree to grant Optionee a new option as follows:

  Section 1. Definitions. Capitalized terms used herein without definition shall
             -----------
have the same meanings used in the Company's 1994 Stock Option Plan (the "Plan"); provided that this Agreement is not being entered into, and the option
         --------
is not being granted, pursuant to such Plan.

  Section 2. Grant of Option. Subject to the terms and conditions set forth
             ---------------
herein (including, without limitation, the conditions on exercisability set forth in paragraph 4 below), the Company hereby grants to Optionee the right and option to purchase an aggregate of One Hundred Thousand (100,000) shares of Common Stock (the "Option") from the Company for the consideration specified in
Section 3 below.

  Section 3. Option Price. The Option Price shall be $17.125, which is equal to
             ------------
the Fair Market Value of such stock on April 9, 1997, the date upon which this Option was granted.

  Section 4. Conditions on Exercisability.
             ----------------------------

  (a) No portion of the Option shall become exercisable unless and until this Option has been approved by the Company's stockholders and the underlying shares have been approved for listing on the American Stock Exchange.

  (b) Vesting Schedule. Except as otherwise provided in this Option Agreement, the Option may be exercised in installments as to not more than the total number of shares and during the respective installment periods set forth below.

                                                           Total No. of
     Exercise Period                                    Shares Exercisable
     ---------------                                    ------------------
 Prior to the first anniversary                                 20,000
 Date of the date of grant

 On or after the first anniversary date                         20,000
 but prior to the second anniversary
 date

 On or after the second anniversary date                        20,000
 but prior to the third anniversary date

 On or after the third anniversary date                         20,000
 but prior to the fourth anniversary date

 On or after the fourth anniversary date                        20,000


The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option.

  (c) In the event that (i) the Company's earnings per share in the year to end December 31, 1998 are at least $1.40 per share of Common Stock, as set forth in the Company's audited financial statements for the year ending December 31, 1998; and (ii) the Fair Market Value of the Company's Common Stock is at least $30 per share for any period of 30 consecutive trading days in the first six months of the year to end December 31, 1999; then paragraph (b) of this Section 4 shall become null and void - so that all options granted pursuant to this Option Agreement shall thereupon become immediately exercisable as of that time and remain so until the Expiration Date.

  Section 5. Option Term. This Option shall expire at the close of business on
             -----------
April 8, 2007 (the "Expiration Date"), unless the option is sooner terminated in accordance with the provisions of this Agreement.

  Section 6. Termination of Employment. (a) Should Optionee cease to be employed
             -------------------------
by the Company by reason of death, Total Disability, or his Retirement (as such terms are defined in the plan), the Option shall, solely to the extent that it is exercisable immediately prior to the cessation of Optionee's employment with the Company, remain exercisable for two years thereafter; provided, however, that in no event shall the Option be exercisable at any time after the Expiration Date; and

  (b) If Optionee's employment terminates voluntarily or involuntarily for any reason other than death, Total Disability or Retirement, the Option shall, solely to the extent that it is exercisable immediately prior to the cessation of Optionee's employment with the Company, remain exercisable for thirty (30) days thereafter; provided, however, that in no event shall the Option be exercisable at any time after the Expiration Date.

  Section 7. Method of Exercise. The option shall be exercised by (a) written
             ------------------
notice to the Company of the intent to exercise the Option with respect to a specified number of shares of Common Stock and (b) payment of the Option Price for such shares. Such written notice shall be substantially in the form of Exhibit A attached hereto. Notation of any partial exercise shall be made by the Company on Schedule I hereto.

  Section 8. Payment of Option Price. At the time of exercise, the Option Price
             -----------------------
of the Common Stock subject to the Option shall be paid by Optionee to the Company either in cash or in such other consideration as the Company deems appropriate, including, but not limited to, Common Stock already owned by Optionee or retention of shares otherwise to be delivered upon exercise of the Option having a total Fair Market Value equal to the Option Price or a combination of cash and such Common Stock having a total Fair Market Value equal to the Option Price.

  Section 9. Tax Withholding. The Company shall not issue or transfer shares of
             ---------------
Common Stock to the Optionee upon the exercise of the Option until Optionee pays the Company either in cash or by permitting the Company to retain a portion of the shares otherwise to be delivered upon exercise of the Option, in the amount necessary to satisfy the Company's obligation to withhold federal, state or local tax or other taxes incurred with respect to the exercise of the Option. The Company shall determine the amount of such withholding liability and its decision shall be final, binding and conclusive on the parties. The Company shall be entitled to withhold from any compensation or other payments.

  Section 10. Anti-Dilution Adjustments. In the event of any change in the
              -------------------------
Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitulations, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Optionee's rights hereunder, the number of shares subject to the Option and the Option Price for such shares shall be proportionately adjusted.

  Section 11. Nontransferability. The Option shall not be transferable other
              ------------------
than by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee.

  Section 12. No Rights as Shareholder. Optionee shall not have any rights as a
              ------------------------
shareholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to Optionee of a certificate or certificates for such shares.

  Section 13. Investment Representation. Optionee represents and warrants that
              -------------------------
the shares to be acquired upon the exercise of the Option granted herein are being acquired for investment and not with a view toward resale or with a view to distribution thereof and that Optionee will comply with such restrictions as may be necessary to satisfy the requirements of the federal or state securities laws. Upon demand by the Company, Optionee shall deliver to the Company at any time the Option or any portion of the Option is exercised, the representation contained above. This representation is a condition precedent to the right of Optionee to purchase any shares of Common Stock under this Option Agreement.

  Section 14. Notices. Any notice hereunder to the Company shall be addressed to
              -------
it at its office, 170 Mt. Airy Road, Basking Ridge, N.J. 07920, Attention:
Robert William Jewett, Esq., Senior Vice President, General Counsel and Secretary. Any notice hereunder to Optionee shall be addressed to him at his office, 170 Mt. Airy Road, Basking Ridge, N.J. 07920, Attention: James M. McNamee. Any party shall have the right to designate at any time hereafter in writing some other address for notice.

  Section 15. Counterparts. This Option Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument.

  Section 16. Headings. Any headings preceding the text of the sections of this
              --------
Option Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Option Agreement nor affect the meaning, construction or effect of this Option Agreement.

  Section 17. Governing Law. All rights under this Option Agreement shall be
              -------------
governed and construed in accordance with the laws of the state of New York.

  IN WITNESS WHEREOF, Hooper Holmes, Inc. has caused this Option Agreement to be executed by an appropriate officer and Optionee has executed this Option Agreement, both as of the day and year first above written.



                                          COMPANY:
                                          -------
                                          HOOPER HOLMES, INC.


                                          By:

                                          Name: Robert William Jewett
                                          Title: Senior Vice President
                                                 General Counsel and
                                                 Secretary



                                          OPTIONEE:
                                          --------
                                          James M. McNamee,
                                          as Optionee


----------------------------------------------------------------------------------------------------------------------------------
     [x] Please mark your
         votes as in this
         example.
      This proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this proxy will be voted FOR election of directors, and FOR proposals 2, 3, 4 and 5.
    -------------------------------------------------------------------------------------------------------------------------
                The Board of Directors recommends a vote FOR Election of Directors and FOR proposals 2, 3, 4 and 5.
    -------------------------------------------------------------------------------------------------------------------------
                    FOR   WITHHELD                    FOR AGAINST ABSTAIN                            FOR AGAINST ABSTAIN
    1. Election of  [_]     [_]    2. Approval of     [_]    [_]    [_]     4. Approval of           [_]    [_]    [_]
       Directors.                     Adoption of                              1997 CEO
                                      1997 Director                            Stock Option
       Nominees:                      Option Plan.                             Agreement.
       ---------
       John E. Nolan, Jr.          3. Approval of     [_]    [_]    [_]     5. Approval of           [_]    [_]    [_]
       Elaine L. La Monica            Adoption of                              Independent
       Quentin J. Kennedy             1997 Stock                               Auditors.
                                      Option Plan.
       For, except vote withheld from                                       6. In their discretion, upon other matters
       the following nominee(s):                                               as may properly come before the meeting
                                                                               or any adjournment(s) thereof.
       ------------------------------

    -------------------------------------------------------------------------------------------------------------------------



    SIGNATURE(S)_________________________________________________ DATE __________     The signer hereby revokes all proxies
    NOTE:  Please sign exactly as name appears hereon.  Joint owners                 heretofore given by the signer to vote
           should each sign.  When signing as attorney, executor,                    at said meeting or any adjournments
           administrator, trustees or guardian, please give full                     thereof.
           title as such.
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------


                                   HOOPER HOLMES, INC.
                  Proxy Solicited on Behalf of the Board of Directors of
                       the Company for Annual Meeting, May 27, 1997

 P      The undersigned hereby constitutes and appoints James M. McNamee and
 R      Robert William Jewett and each of them, the true and lawful attorneys,
 O      agents and proxies of the undersigned, with full power of substitution,
 X      to vote with respect to all the shares of Common Stock of Hooper Holmes,
 Y Inc., standing in the name of the undersigned at the close of business on April 9, 1997, at the Annual Meeting of Shareholders and all adjournments thereof, with all powers that the undersigned would possess if personally present.

                                                    (Change of address)

                                                ---------------------------

                                                ---------------------------

                                                ---------------------------

                                                ---------------------------

You are encouraged to specify your choices by marking the
appropriate boxes, SEE REVERSE SIDE, but you need not mark
any boxes if you wish to vote in accordance with the Board
of Director's recommendations.  The Proxy Committee cannot
vote your shares unless you sign and return this card.
                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

--------------------------------------------------------------------------------